UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sidney Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

On August 10, 2020, Seres Therapeutics, Inc. (the “Company”) posted an updated corporate slide presentation in the “Investors and News” portion of its website at www.serestherapeutics.com. A copy of the slide presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On August 10, 2020, the Company announced positive topline results from the pivotal Phase 3 ECOSPOR III study evaluating its investigational oral microbiome therapeutic SER-109 for recurrent Clostridioides difficile infection (formerly Clostridium difficile infection) (“CDI”). There are approximately 170,000 U.S. patients annually with recurrent CDI. The study showed that SER-109 administration resulted in a statistically significant absolute decrease of 30.2% in the proportion of patients who experienced a recurrence in CDI within eight weeks of administration versus placebo, the study’s primary endpoint. 11.1% of patients administered SER-109 experienced a CDI recurrence, versus 41.3% of placebo patients. The study’s efficacy results exceeded the statistical threshold previously provided in consultation with the U.S. Food and Drug Administration (the “FDA”) that could allow this single clinical study to fulfill efficacy requirements for a biologics license application (“BLA”). The SER-109 safety results were favorable, with an adverse event profile comparable to placebo.

The ECOSPOR III study is a multicenter, randomized, placebo-controlled study that enrolled 182 patients with multiply recurrent CDI. Patients were randomized 1:1 to receive either SER-109 or placebo, after standard of care antibiotic treatment. SER-109 or placebo was administered orally for three consecutive days. All patients were required to have a positive C. difficile toxin diagnostic test both at study entry and in the case of suspected recurrence to ensure the selection of individuals with true disease and to confirm the accuracy of the primary endpoint. The primary efficacy endpoint of ECOSPOR III was the proportion of patients with recurrent CDI at up to eight weeks following administration of SER-109 or placebo. As a secondary endpoint, patients are evaluated for CDI recurrence through 24 weeks post-treatment, and the Company plans to present those results at a future date.

SER-109 met the study’s primary endpoint with a significantly lower recurrence rate of 11.1% in SER-109 patients versus 41.3% in placebo patients at 8 weeks (p<0.001). Patients administered SER-109 experienced a 30.2% lower rate of recurrence, on an absolute basis, compared to placebo. The SER-109 treatment arm relative risk was 0.27 (95% CI=0.15 to 0.51) versus placebo. The ECOSPOR III recurrence rates translate into a sustained clinical response rate of 88.9% versus 58.7% with SER-109 and placebo, respectively. The SER-109 Number Needed to Treat was approximately 3.

In prior discussions, the FDA communicated that demonstration of a statistically very persuasive efficacy finding in the ECOSPOR III primary endpoint, defined as demonstrating a 95% upper confidence level of relative risk lower than 0.833, could support a BLA submission on the basis of this single study. The results of ECOSPOR III demonstrated a SER-109 relative risk of 0.27 (95% CI=0.15 to 0.51) compared to placebo. As a result, the Company believes that this study should support the efficacy basis for a BLA submission. SER-109 has obtained FDA Breakthrough Drug and Orphan Drug Designations.

SER-109 was well-tolerated, with no treatment-related serious adverse events observed in the active arm, and an adverse event (“AE”) profile similar to placebo. The overall incidence of patients who experienced AEs during the 8-week study period was similar between SER-109 and placebo arms. The most commonly observed treatment-related AEs were flatulence, abdominal distention, and abdominal pain, which were generally mild to moderate in nature, and these were observed at a similar rate in both the SER-109 and placebo arms.

A SER-109 open-label study is ongoing at selected clinical sites that participated in the ECOSPOR III study and the Company may initiate the program at additional clinical sites. The FDA has previously indicated that SER-109 administration to at least 300 patients, consistent with standard FDA guidance, would be required to support a BLA submission. The ongoing SER-109 open label study is continuing to contribute to the SER-109 safety database.

The Company plans to immediately request a Breakthrough Therapy Designation meeting with the FDA to discuss the requirements to submit a BLA seeking regulatory approval of SER-109. As of August 10, 2020, the Company had a safety database with the SER-109 Phase 3 dose of approximately 105 subjects. The Company anticipates adding additional subjects in the open-label portion of the study and it expects to include data from these subjects in the safety data portion of the BLA. Subject to discussions with the FDA, the Company expects to submit a BLA next year. The Company believes that enrollment in the open label portion of the study going forward will accelerate given the strength of the Phase 3 data and the limited availability of alternative treatment options. The Company plans to discuss with the FDA at its upcoming Breakthrough Therapy Designation meeting whether any additional safety data may be required in the context of the favorable safety profile it has observed in clinical studies. Based on what the Company learns in this meeting, it will further refine its anticipated timing for a BLA filing.

On August 10, 2020, the Company issued a press release in connection with the foregoing, which is furnished as Exhibit 99.2 to this Current Report. Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including the presentation of ECOSPOR III 24-week data, the results from ECOSPOR III providing an efficacy basis for a BLA submission, initiation of additional clinical sites in the open-label study of SER-109 and acceleration of enrollment in the open-label study, the timing, content and outcome of any meetings with the FDA, and the timing of submission of a BLA for SER-109.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company has incurred significant losses, is not currently profitable and may never become profitable; the Company’s need for additional funding; the Company’s limited operating history; the Company’s unproven approach to therapeutic intervention; the lengthy, expensive, and uncertain process of clinical drug development; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the Company’s ability to develop and commercialize its product candidates, if approved; the potential impact of the COVID-19 pandemic; the Company’s ability to retain key personnel and to manage its growth; and that the Company’s management and principal stockholders have the ability to control or significantly influence its business. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on July 28, 2020 and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

The following exhibits relate to Items 7.01 and 8.01, and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Seres Therapeutics, Inc. Corporate Slide Presentation as of August 10, 2020

99.2	Press Release issued by Seres Therapeutics, Inc. on August 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: August 10, 2020	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President